STATE OF SOUTH CAROLINA	)	
	)	**COMMERCIAL LEASE**
COUNTY OF CHARLESTON	)	

TENANT: The Bank of South Carolina

TERM: October 1, 2021 – June 30, 2038

LANDLORD: Corner Well Investments, LLC

INITIAL MONTHLY BASE RENTAL: $8,500.00

ADDRESS FOR TENANT:

The Bank of South Carolina
256 Meeting Street
Charleston, SC 29401

ADDRESS FOR LANDLORD:

Corner Well Investments, LLC
109 Wappoo Creek Drive, Suite 3-B
Charleston SC 29412

THIS COMMERCIAL LEASE (the "Lease") executed this 16TH day of September, 2021 (the "Effective Date") by and between **Corner Well Investments, LLC**, a South Carolina limited liability company ("Landlord") and **The Bank of South Carolina,** a South Carolina banking institution, ("Tenant"), in form and substance suitable to Landlord and Tenant.

WITNESSETH:

EXCEPT AS OTHERWISE PROVIDED HEREINBELOW, THIS IS AN ABSOLUTELY NET LEASE AND LANDLORD SHALL NOT BE REQUIRED TO PAY ANY EXPENSE, TO PROVIDE ANY SERVICES, OR TO DO ANY ACT OR THING WITH RESPECT TO THE PROPERTY, INCLUDING THE BUILDING, IMPROVEMENTS, OR ANY APPURTENANCES. THE RENT PAYABLE UNDER THIS LEASE SHALL BE PAID TO LANDLORD WITHOUT ANY CLAIM ON THE PART OF TENANT FOR DIMINUTION, SET-OFF OR ABATEMENT AND NOTHING SHALL SUSPEND, ABATE, OR REDUCE ANY RENT TO BE PAID HEREUNDER.

1. Premises. That, Landlord, in consideration of rents, covenants and conditions mentioned herein, to be paid, kept, performed and observed by Tenant, does hereby (in its as-is condition) demise, lease and let unto Tenant, and Tenant does hereby hire and take from Landlord the premises known as 1730 Maybank Highway, Charleston, South Carolina 29412 (TMS #424-01-00-011) ("Premises" or "Property").

2. Term. To have and to hold said the Premises for the initial term of October 1, 2021 – June 30, 2023 (the "Initial Term") and the primary term of July 1, 2023 – June 30, 2038 (the "Primary Term"). Any reference to Term shall also mean the Initial Term, Primary Term, or Option Term (as defined below), as applicable.

3. Option to Extend. Provided the Tenant is not in default, Tenant shall be granted four (4) options (each, an "Option") of five (5) years each to extend the Primary Term of this Lease (each, an "Option Term"). Tenant must provide Landlord with written notice of Tenant's exercise of each such Option at least one hundred and eighty days (180) days prior to the expiration of the Term or Option Term, as applicable. All terms and conditions of this Lease shall be applicable during the Option Terms.

a) As a condition precedent to Tenant's exercise of the Option Terms, all the following must be true:

i) Tenant is occupying the Premises at the time the Option Term(s) is exercisable by Tenant as provided below;

ii) Tenant is not in default under any terms, conditions, and covenants contained in this Lease at the time the Option Term(s) is exercisable by Tenant; and

iii) There has not been more than one event of default (monetary or non-monetary) by Tenant during the Term.

b) No later than one hundred and eighty (180) days prior to the expiration of the then-existing Primary Term or Option Term, as applicable, the Tenant submitted written notification to Landlord of Tenant's desire to extend the Lease for the Option Term(s).

4. Rent. Tenant shall pay to Landlord, a Monthly Base Rental, Additional Rent, and Additional Charges (collectively the "Rent") as follows:

A. Monthly Base Rental. Tenant shall pay a Monthly Base Rental to Landlord, in advance on or before the first day of each succeeding month. The amount of the Monthly Base Rental for the Initial Term shall be Eight Thousand Five Hundred ($8,500.00) Dollars per month, provided, however, for the first month of the Initial Term only, the Monthly Base Rental shall be One and no/100 ($1.00) Dollar. The amount of the Monthly Base Rental for first year of the Primary Term shall be Nine Thousand Two Hundred Fifty ($9,250.00) Dollars per month.

B. Additional Rent. As Additional Rent, Tenant shall be responsible for all taxes, user fees, streetscape fees, insurance costs (to include general hazard, fire, business interruption and loss of use), plus any and all expenses of any nature whatsoever excluding capitalized improvements. All such Additional Rent shall be paid by Tenant directly to the taxing authority, insurance provider, or other billing entity. Landlord agrees that Tenant shall have the right to appeal or petition to the appropriate governing authorities in the event any property taxes or assessments are, in Tenant's discretion, unusually high or unreasonable. Notwithstanding the foregoing, in the event that any dues or assessments are owed by Landlord by virtue of those covenants and restrictions recorded Book V123 at Page 081 in the Register of Deed for the County of Charleston, as amended (the "Covenants"), Tenant shall pay such dues and assessments, if any, but shall only be responsible for the first $250 per each year of such dues and assessments and Landlord shall, within ten (10) days of Tenant's demand, reimburse Tenant for any dues and

assessments paid by Tenant in excess of $250 per each year. Tenant shall cooperate with Landlord in Landlord's attempts to obtain the release or termination of the Covenants.

C. Additional Charges. Any charges due Landlord by Tenant, including, but not limited to, damage to Premises, cost of default remedies including legal fees, and past due charges for utilities, insurance, taxes, cleaning, maintenance and repairs, etc. or for work done on the Premises by order of Tenant, shall be considered as Additional Rent due (in addition to all other rent payable) and shall be included in any lien for rent. In the event any documentary stamp tax, or tax levied on rental or leasing of the Premises is required, the cost shall be paid by Tenant within 14 days upon demand by Landlord.

D. Late Charges. In the event any amounts due hereunder shall not be paid within five (5) days of when such payment is due, Tenant shall pay an additional amount equal to ten percent (10%) of the amount due and for each subsequent five (5) day period that the amount due remains unpaid. For example: Monthly Base Rent is due on the 1st of the month. If it is not received by the 5th, a late charge of 10% shall be assessed. Another late charge of 10% will be assessed if the rent is not paid by the 10th of the month, and 10% shall continue to accrue for every five (5) days that the Monthly Base Rent remains unpaid.

E. Monthly Base Rental Increases. During the Primary Term and any Option Term, if exercised, the Monthly Base Rental shall increase each and every July 1 commencing on July 1, 2024, by the lesser of the percentage increase in CPI (taken to two (2) decimal points) or three (3.00%) percent. In no event shall the Monthly Base Rental decrease in the event CPI is a negative. The term "CPI" shall mean the most recently published Revised Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, for United States City Average, All Items (1993-95 = 100). If the manner in which the CPI is calculated shall be substantially revised or if the 1993-1995 average shall no longer be used, Landlord and Tenant shall select a means to adjust such revised Index which would produce results equivalent, as practicable, to those which would have been obtained if the CPI has not been so revised. If the CPI shall become unavailable to the public because publication is discontinued, or otherwise, Landlord and Tenant shall select a comparable substitute index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, or, if no such index shall then be available, a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication. In the event that the U.S. Department of Labor, Bureau of Labor Statistics, changes the publication frequency of the CPI so that a CPI is not available to make an adjustment for the period in question, the adjustment shall be based on the percentage increase in the CPI for the twelve (12) month period beginning with the closest month preceding the period in question for which a CPI is available.

5. Security Deposit. Intentionally Deleted.

6. Utilities. Tenant shall pay all charges or bills for all utilities and other services used by Tenant, including, but not limited to, water, sewer, electrical, telephone, internet, glass cleaning, garbage collection, gas, general cleaning, user fees, and pest control.

7. Use of Premises. Tenant acknowledges that the Property is subject to a use restriction that prohibits Tenant's Permitted Use (as defined below) during the Initial Term and Tenant's use of the Premises shall comply and be in accordance with Landlord's granting deed, attached hereto as Exhibit A (the "Deed"). Tenant shall not violate the terms, conditions, and restrictions contained in the Deed and shall indemnify and hold Landlord harmless from any breach or violation thereof by Tenant. Commencing with the Primary Term and after the expiration of the restriction in the Deed, Tenant shall have the right to use the Premises solely for the operation of a retail bank and related office operations, or any commercial office or retail use, in accordance with the zoning of the Premises or any covenant or and restriction of record and affecting the Premises and for no other purpose (the "Permitted Use").

8. Examination of Premises. TENANT HAS EXAMINED THE PROPERTY AND IS FAMILIAR WITH ITS PRESENT CONDITION. TENANT (RELYING SOLELY ON ITS EXAMINATION) AGREES TO ACCEPT THE PROPERTY IN ITS PRESENT CONDITION "AS IS." Landlord makes no warranties of any kind, express or implied, regarding the Property, its condition, or its potential uses. Prior to executing this Lease, Tenant, at Tenant's sole expense, may conduct a full inspection of the Property.

9. Delay in Possession. Intentionally Deleted.

10. Insurance.

a) Improvements. During the Term of this Lease, Tenant at its sole cost and expense shall keep or cause to be kept insured for the mutual benefit of Landlord and Tenant, all improvements now or hereafter located on or appurtenant to the Premises against loss or damage by fire, wind, hail, and such other risks as are now or hereafter included in extended coverage endorsements, including vandalism, explosion and malicious mischief coverages for improvements of comparable size and quality. Tenant shall cause flood insurance applicable to the Improvements to be provided only to the extent required by applicable law. If Tenant is unable to procure such insurance in Tenant's name, Landlord shall procure such policy on behalf of Tenant, and Tenant shall reimburse Landlord for the cost of such insurance. The amount of such insurance coverage shall be sufficient to prevent either Landlord or Tenant from becoming a co-insurer under the provisions of the policies, but in no event shall the amount be less than one-hundred ten (110%) percent of the replacement cost of all improvements without deduction for depreciation (hereinafter referred to as the "Full Insurable Value"). Landlord shall not carry any insurance the effect of which would be to reduce the protection or payment to Tenant under any insurance that this Lease obligates Tenant to carry. If any dispute whether the amount of insurance complies with the above cannot be resolved by agreement between Landlord and Tenant, Landlord may not more often than every five (5) years during the Term of this Lease request either the carrier of the insurance then in force or a mutually acceptable insurance consultant to determine the Full Insurable Value, and the resulting determination shall be conclusive between the parties for the purpose of this Paragraph. Tenant shall include the holder of any mortgage on the leasehold or on the fee or both as a loss payee as its interest may appear.

Before commencement of construction of or renovation to any improvements on the Premises, Tenant shall procure and shall maintain in force until completion and acceptance of the completed improvements, "all risks" builder's risk insurance including vandalism and malicious mischief covering Improvements in place and all material and equipment at the job site furnished under contract, but excluding contractor's and subcontractors' tools and equipment and property owned by the contractor's or subcontractors' employees.

b) Liability. Tenant shall not carry any stock of goods or do anything in or about the Premises, which will in any way, restrict or invalidate any insurance coverage of the Premises. Landlord and Tenant confirm there is an existing vault on the Premises which Tenant intends to use. Tenant shall keep in full force and effect, at Tenant's expense, insurance for plate glass, personal property, trade fixtures, and property damages, as well as a public liability policy in which both Tenant and Landlord shall be named as the insured with the following minimum coverage: $2,000,000.00.

c) Landlord shall be named an additional insured or loss payee, as appropriate, on all insurance policies required hereunder at no cost to Landlord. Said policy or policies shall bear endorsements to the effect that the insurer agrees to notify the Landlord not less than thirty (30) days in advance of any modification or cancellation thereof, and shall be with an insurance company approved to issue insurance in the State of South Carolina. A copy of the insurance policy or certificate of insurance shall be delivered to Landlord prior to any Tenant occupancy and a copy of any renewal or replacement policy shall be delivered to Landlord no later than ten (10) days prior to the commencement date of such policy. Should Tenant fail to carry such insurance policies required hereunder the Landlord may at its option (but shall not be required to do so) cause such insurance policies required hereunder as aforementioned to be issued and in such event the Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

11. Maintenance and Repairs. This Lease is an absolute net lease. Landlord shall have no obligation to make any repair or to conduct any maintenance of the Property and any improvements thereon. Tenant shall, at Tenant's sole expense, make all repairs necessary to maintain the Premises in a first-class operating condition, both interior and exterior, including the roof and outer walls, foundation, ordinary and extraordinary including window glass, plate glass, storefronts, doors, windows, screens, awnings, locks, keys, weather stripping and thresholds, as well as interior walls, floors, ceilings, and floor coverings. Tenant shall, at Tenant's expense, maintain any and all landscaping, hardscaping, drive aisles, parking lots, and curb cuts on and about the Premises. Tenant's responsibility to maintain the Premises shall also include the servicing, repair, and maintenance and replacement of the plumbing, electrical, ventilating, serving the Premises to include storm or hurricane protection preparedness. If any part of the Premises is damaged by Tenant, or Tenant's employees, agents or invitees or by any breaking and entering of said premises, or by any attempt to break and enter Premises, Tenant shall provide Landlord with immediate written notification of all damages to the property. If Tenant refuses or neglects to commence necessary repairs within ten (10) days after written demand, or does not complete such repairs within a reasonable time thereafter, Landlord may make said repairs without liability to Tenant for any loss or damage that may accrue to Tenant's stock, business or fixtures by reason thereof, and if Landlord makes such repairs, Tenant shall pay to Landlord, on demand, as Additional Rent, the cost thereof. Tenant's failure to pay shall constitute a default of this Lease.

12. Regulations and Sanitation. Tenant shall keep the Premises clean, safe, sanitary and in compliance with laws, ordinances and requirements of any legally constituted public authority. Tenant shall keep broom clean all areas in and around the Premises. Cleaning includes removing of any trash or refuse deposited on the Premises or adjacent public area by Tenant, Tenant's customers or others.

13. Alterations. Tenant shall make no parking lots, drive aisles modifications, or building improvements structural alterations, additions, improvements, or rewiring without the consent of Landlord in writing and in advance. All additions, or improvements to the building including carpeting, tile, other floor covering, wall covering, ceiling tile, etc. made with or without Landlord's written consent shall become part of the Premises and the property of landlord upon installation. Trade fixtures and office furniture shall be installed so as to be readily removable without injury to the premises and any injury caused by said removal shall be repaired forthwith at Tenant's expense. Said trade fixtures will remain the property of the Tenant and shall be removed from the premises before the end of this Lease or shall become part of the premises and the property of Landlord. Tenant shall not install or maintain any equipment, partitions, furniture, etc. which the weight or operation thereof would tend to injure or be detrimental to the Premises. All construction undertaken by Tenant shall be based solely upon stamped approved plans and Landlord's prior written consent, which consent will not be unreasonably withheld. All such improvements will be in complete compliance with all applicable ordinances, laws, rules and regulations. Any person or entity working on the premises must be fully insured and name Landlord as additional insured and provide proof of worker's compensation. All insurance policies must be suitable to Landlord in Landlord's sole discretion.

14. Assignment or Sublease. Tenant shall not, without written consent of Landlord, in each case, assign, transfer, mortgage, pledge or otherwise encumber or dispose of this Lease, or sublet the Premises or any part thereof or permit the Premises to be occupied by other persons. Such consent may not be unreasonably withheld. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by any other person, firm, office or corporation with or without written permission of Landlord, it will not relieve Tenant of any obligations under the terms of this Lease, and if sublet, assigned or occupied without Landlord's permission, this Lease may, at the option of Landlord, be terminated by a 7-day written notice. In the event of any assignment or sublease in accordance herewith for rental in excess of those rentals payable hereunder, Tenant shall pay to Landlord monthly in advance as Additional Rent hereunder, one-half of all excess rent. Any proposed assignee that proposes to assume Tenant's obligations hereunder shall execute a satisfactory assumption agreement before consent shall be given and shall pay a $1,500.00 assumption fee to Landlord.

Notwithstanding, Landlord's consent to assignment or subletting shall not be required if it is to an entity that is Tenant's parent company, subsidiary company, or affiliated company, to an entity which is buying all or substantially all of the assets of, or ownership interest, in, Tenant or to an entity with which Tenant is merging or consolidating, provided, in each case, the following conditions are satisfied: a) the proposed assignee or sublessee continues to use the Premises for the Permitted Use; and b) at the time of the transfer, Tenant is not in a continuing default beyond applicable notice and cure periods.

15. Signs or Awnings. Subject to the restrictions in the Deed, Tenant shall place no signs on the Property during the Initial Term. Thereafter, Tenant shall place no signs, notices, pictures, or advertising matter upon the exterior of the leased Premises except with the written consent of the Landlord, such consent not to be unreasonably withheld. Any and all signs placed on the leased premises by Tenant shall be maintained in compliance with rules and regulations governing such signs. The Tenant shall be responsible to Landlord for any damages by installation, use, maintenance or removal of said signs. Any electrical service needed for signs shall be installed at the Tenant's expense. All signage is subject to approval by The City of Charleston, and any other governing authority. At the end of the term the Tenant will remove all signage and repair any damage caused by the signage removal.

16. Waiver of Rights. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon Tenant's strict compliance with Tenant's obligation hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms of this Lease at a future time. The rights and remedies created by this Lease are cumulative and the use of one remedy shall not be taken to exclude the right to the use of another.

17. Intentionally Omitted.

18. Right of Entry. Upon providing 24 hours written notice to Tenant, Landlord, without being liable for trespass or damages, shall have the right to enter the Premises during business hours to examine, photograph or to make repairs, additions, or alterations as Landlord may deem necessary for the safety, comfort, appearance, or preservation thereof, or to exhibit said premises. Entry shall also be allowed to post "FOR RENT" notice, during the last 180 days of the Term or Option Terms and to show the Property to future potential Tenants.

19. Liens. Tenant shall not create any liens for labor or materials against Landlord's interest in the Premises. All persons contracting with Tenant for the erection, installation, or alteration, repair or demolition of any building or other improvements on the Premises, and all material suppliers, contractors, mechanics, and laborers are hereby charged with notice that they must look to Tenant and to Tenant's interests only in the Premises to secure the payment of any bill for work done or material furnished during the rental period created by this Lease. In the event that liens are placed on record against the Premises by contractors, mechanics, laborers, material suppliers, etc. because of action by Tenant and not removed by bond or otherwise within fifteen (15) days, it will constitute a default of this Lease.

20. Damage or Destruction of Premises. If fire or other casualty damages all or any portion of the Premises, then Tenant shall repair the damage to the Premises. In the event Tenant fails to repair the damage within one hundred eighty (180) days or, with respect to substantial material damage which cannot reasonably be repaired within such time period, then, within three hundred sixty-five (365) days, then Landlord may elect to terminate this Lease In such case, Tenant shall assign any insurance proceeds to Landlord for the repair, replacement, or restoration of the Premises, and this Lease shall terminate as of the later of: (i) the date of such determination by Tenant or (ii) Landlord's receipt of the insurance proceeds reasonably necessary to repair, replace, or restore the Premises, and rental shall be accounted for between Landlord and Tenant as of that date. During the time the Premises is being repaired, there shall be no reduction or

abatement in, as it is the intent of the parties for Tenant to rely on receiving insurance proceeds from a business interruption policy, which Tenant shall carry in amounts sufficient to satisfy Tenant's obligations under this Paragraph. Provided, however, if such damage or destruction occurs in the last two (2) years of the Term, and Tenant does not exercise any available option to extend the Term within thirty (30) days of such damage or destruction, the Tenant shall assign any insurance proceeds to Landlord for the repair, replacement, or restoration of the Premises, and this Lease shall terminate as of the date of such destruction, and rental shall be accounted for between Landlord and Tenant as of that date.

21. Damage to Personal Property. All personal property, merchandise, fixtures and equipment placed or moved into the Premises shall be at the risk of Tenant or the owners thereof, and Landlord shall not be liable for any damages, loss or theft of said personal property, merchandise, fixtures, or equipment, unless such damage is caused by the negligence or willful misconduct by Landlord or Landlord's agents.

22. Condemnation. If the whole of the Premises, or such portion thereof as will make said premises unusable for the purpose herein leased in the commercially reasonable opinion of Tenant, be condemned by any legally constituted authority, this Lease shall terminate on the date when possession thereof is taken by public authorities, and rental shall be accounted for between Landlord and Tenant as of that date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover from the public authority compensation for damage caused by condemnation. Neither Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority. In the event only such portion of the Premises is acquired by condemnation as will leave the remaining premises, after alteration and repairs, in condition suitable for use by Tenant, the monthly rental payments from the day of such acquisition to the end of the original or any extended term of this Lease shall be reduced in proportion to the resulting loss of use of the Premises by Tenant. In the event of such partial acquisition and reduction in rent, Landlord shall make promptly at Landlord's expense, all necessary alterations and repairs which shall be required, to restore the premises to a safe and usable condition.

23. Indemnity and Liability. Tenant shall indemnify and save Landlord harmless from any and all claims, damages, costs and expenses, including reasonable attorneys' fees arising from the management of the business conducted by Tenant on the Premises. Landlord shall not be liable, except for those damages that are caused by Landlord's negligence or willful misconduct, and Tenant waives all claims for damage to person or property sustained by Tenant, its employee or agents, resulting from the condition of the Premises or any equipment or such as may result from any accident in or about the Premises or which may result directly or indirectly from any act of neglect of any other Tenant of the property of which the Premises is a part.

24. Reversion. Tenant shall surrender to Landlord, at the end of the term of this Lease or upon cancellation of this Lease, said Premises broom clean and in as good condition as the Premises were at the beginning of the term of this Lease, ordinary wear and tear and damage by fire and windstorm or other acts of god excepted, or Tenant will pay to Landlord all damages that Landlord may suffer because of Tenant's failure to do so. Tenant will indemnify and save Landlord harmless from and against all claims made by any succeeding Tenant of said premises against Landlord because of delay in delivering possession of Premises, so far as such delay is occasioned by failure of Tenant to so surrender Premises.

25. Effective Date of Lease. This Lease shall become effective as a binding agreement only upon the execution and delivery thereof by both Landlord and Tenant. If this Lease is signed by one party and submitted to the other party, then it shall constitute an offer to lease which is subject to revocation at any time prior to execution by the other party and delivery of a fully executed copy to the submitting party.

26. Notices. Any notice, request, demand, approval or consent given or required to be given under this Lease shall be in writing or by email, and directed to a party at its address as set forth below. Either party may designate a new address by written notice to the other party. All notices shall be effective and deemed delivered: (i) three days after mailing if sent postage prepaid by United States registered or certified mail, return receipt requested; and (ii) upon deposit with the carrier when sent via an overnight delivery or courier service providing written confirmation of delivery.

AS TO TENANT:

The Bank of South Carolina
256 Meeting Street
Charleston, SC 29401

WITH A COPY TO:

Womble Bond Dickinson (US) LLP
5 Exchange Street
Charleston, SC 29401
Attn: John H. Warren, III, Esquire

AS TO LANDLORD:

Corner Well Investments, LLC
109 Wappoo Creek Drive, Suite 3-B
Charleston SC 29412

WITH A COPY TO:

Hellman & Yates, PA
105 Broad Street, Third Floor
Charleston, SC 29401
Attn: Brian Hellman

Electronic communication is also permitted for notification and other communication.

27. Bankruptcy. If Tenant shall be adjudicated bankrupt or as insolvent or take the benefit of any Federal reorganization or make a general assignment or take the benefit of any insolvent law, or if a Trustee in bankruptcy or a receiver be appointed or elected for Tenant, under Federal or State law, this Lease at the option of Landlord shall expire and end seven (7) days after

Landlord gives Tenant written notice, UNLESS, Tenant's Trustee immediately cures any default of Tenant hereunder and provides (in compliance with Federal and State laws) adequate assurance of future performance of Tenant's obligations hereunder.

28. Beyond Landlord's Control. None of the acts, promises, covenants, or obligations on the part of Tenant to be kept, performed or not performed as the case may be, nor the obligation of Tenant to pay rent, Additional Rent or other charges or payment shall be in anywise waived, excused or affected by reason of Landlord being unable at any time during the term of this Lease, to supply, or to delay in supplying heat, light, or any other service expressed or implied on the part of Landlord to be supplied; or by reason of Landlord being unable to make any alterations, repairs, or decorations, or to supply any equipment or fixtures, or any other promise, covenant, or obligations on the part of Landlord to be performed, if Landlord's inability or delay is caused by circumstances or events beyond Landlord's control.

29. Keys. Tenant shall provide all keys to Premises to Landlord upon termination or cancellation of this Lease and/or Tenant's vacating said Premises.

30. Estoppel Certificates. Tenant shall from time to time, within ten days following written notice from Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is in full force and effect. This statement should also state whether or not Landlord is in default in performance of any covenant or condition of this Lease. The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with this covenant shall constitute an acknowledgment by Tenant that this Lease is unmodified and in full force and effect, and shall constitute a waiver of any defaults by Landlord which may have existed prior to the date of such notice. Landlord shall from time to time, within ten (10) days following written notice from Tenant, execute, acknowledge and deliver to Tenant a written statement certifying that this Lease is in full force and effect and that Tenant is not in default.

31. Peaceful Possession. Subject to the terms, covenants and conditions of this Lease, Tenant shall have, hold and enjoy possession of the Premises, subject to any covenants, easements, and restrictions of record and the rights of the holders of any mortgage which now covers said Premises or which may hereafter be placed on Premises by Landlord.

32. Default. If Tenant fails to pay Rent on or before the due dates as herein stated (TIME IS OF THE ESSENCE), this Lease shall be in default. If Tenant fails to cure such default within fourteen (14) days after written notice from Landlord; or if Tenant shall be in default in performing any of the terms, covenants and conditions of this Lease other than the provision requiring the payment of rent, and fails to cure such default within thirty (30) days after the receipt of written notice of default from Landlord; or if, after the Initial Term, the Premises shall be abandoned or deserted for twenty (20) days, or if this Lease is assigned to any other person, firm, office or corporation, without the permission of Landlord as required herein, this Lease at Landlord's option shall expire and terminate thirty (30) days after Landlord delivers written notice to Tenant of such condition or default and Tenant shall immediately quit and surrender said premises to Landlord. In the event of any such default or breach of performance, Landlord, without any further notice or demand of any kind to Tenant, may terminate this Lease and re-enter and forthwith repossess the entire Premises and without being liable for trespass or damage shall re-let, lease or demise the premises to another Tenant without any hindrance or prejudice to

Landlord's right to distrain for any past due rent, Additional Rent, and rent from the time of such default or termination until the premises were leased or rented to another Tenant. The collection by Landlord of rent for the unexpired Term shall entitle Tenant to all tenant's rights of this Lease during the period for which the rent may have been collected.

33. Intentionally Omitted.

34. Holding Over. If the Tenant holds over after the end of the Term or any Option, in addition to all remedies set forth herein, Tenant shall be liable for 150% of the total Monthly Base Rent and Additional Rent, to increase to 200% of the total Monthly Base Rent and Additional Rent on and after the sixth (6th) month holding over.

35. Attorneys' Fee. In the event Landlord successfully defends any action by Tenant, or if it is necessary for Landlord to employ an attorney for the collection of rent or any other sum due hereunder, or to enforce any covenant of this Lease, or the termination of this Lease, or for the possession of the Premises or any part thereof, Tenant shall pay all costs, including reasonable attorneys' fees.

36. Definitions. "Landlord" as used in this Lease shall include the owner or owners of the property and/or the aforementioned managing agent as well as Landlord's heirs, representatives, assigns and successors in title to premises. "Tenant" shall include Tenant, Tenant's successors, and if this Lease shall be assigned or sublet, shall include also Tenant assignees or subleases, as to premises covered by such assignment or sublease. "Agent" shall include agent, agent's successors, assigns, heirs and representatives. "Landlord", "Tenant" and "Agent", including male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

37. Subordination and Modification. Tenant covenants that this Lease shall be and shall remain subordinate to any mortgages placed upon the Property and Tenant shall, at the request of Landlord, execute any subordination and attornment agreements in form and substance acceptable to Landlord or its mortgagee so long as such agreement contains commercially reasonable non-disturbance provisions. Further, if any prospective mortgagee of the Property requires, as a condition precedent to issuing its loan, the modification of this Lease in such manner that does not materially lessen Tenant's rights or increase its obligations hereunder, Tenant shall not delay or withhold its consent to such modification and shall execute and deliver such conforming documents therefore as such mortgagee requires, provided Landlord shall reimbursement Tenant for its reasonable attorney's fees with respect to such modification.

38. Waiver. Either party hereto may waive compliance by the other party of any term or provision of this Lease on the part of such other party. Waiver by any party of a breach of any term or provision shall not be construed as a waiver of any subsequent breach.

39. Applicable Law. The parties executing this Lease acknowledge that the negotiations and anticipated performance of this Lease occurred or shall occur, and that this Lease is executed in the State of South Carolina; therefore, the parties irrevocably and unconditionally agree that South Carolina law shall govern the interpretation of this Lease and the rights and duties of the parties hereto.

40. Permits. Tenant shall procure any and all permits required from local, state and federal governmental agencies, and/or otherwise, which may be required to use the Property in the manner permitted by this Lease. Any and all costs associated with such permits shall be the sole responsibility of the Tenant.

41. Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained in this Lease and in all documents and agreements incorporated herein shall survive the execution and termination of this Lease for a period of thirty-six (36) months.

42. Waiver of Right to Jury Trial. Landlord and Tenant waive any and all rights to a jury trial.

43. Authority. The individuals signing this Lease personally warrant that they have the right and power to enter into this Lease, to grant the rights granted under this Lease, and to undertake the obligations undertaken in this Lease.

44. Brokers. Tenant warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Lease other than, Brandon Graham of Grand Oak Realty, LLC, Landlord's Broker, to be paid by Landlord pursuant to a separate agreement with Landlord and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to the transactions contemplated by this Lease.

45. Captions. The marginal captions herein are done for convenience and reference only and shall not be deemed as part of this Lease or construed as in any manner or as amplifying the terms and provisions of this Lease to which they relate.

46. Severability. If any term or provision of this Lease shall to any extent be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be effective thereby and a balance of the terms and provisions of this Lease shall be valid and enforceable to the fullest extent either hereunder or as permitted by law.

47. Interpretation Presumption. This Lease has been negotiated by the parties hereto and by the respective attorneys for each party. The parties represent and warrant to one another that each has, by counsel or otherwise, actively participated in the finalization of this Lease, and in the event of a dispute concerning the interpretation of this Lease, each party hereby waives the doctrine that an ambiguity should be interpreted against the party which has drafted the document.

48. Right of Offset. Intentionally omitted.

49. Benefit, Binding. The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors and assigns.

50. Entire Agreement. This lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by a dated written

agreement signed by both Landlord and Tenant. No surrender of the Premises or of the remainder of the term of this Lease shall be valid unless accepted by Landlord in writing.

51. Time is of the essence. **TIME IS OF THE ESSENCE IN THIS AGREEMENT.**

52. Recording. Tenant shall not record this Lease or any memorandum of this Lease without Landlord's prior written consent, but if Landlord or Tenant so requests, Landlord agrees to execute, have acknowledged and deliver a memorandum of this Lease in recordable form which the requesting party thereafter may file for record.

Tenant's Right of First Refusal. If Landlord receives an acceptable offer acceptable for the purchase of the Property, Landlord shall notify Tenant of the terms of the acceptable third party purchase offer. In order to exercise its right of first refusal, Tenant must give written notice to Landlord that Tenant will match the terms of the acceptable purchase offer within five business (5) days of Tenant receiving notice from Landlord of the terms of such offer the ("Right of First Refusal"). If Tenant declines to match the terms of the acceptable purchase offer or if Tenant does not respond within five business (5) days of Tenant receiving notice from Landlord of the terms of such offer, then the Right of First Refusal shall terminate in its entirety and be of no further force or effect; and Landlord shall have the right to the Property to such third party offeror. The Right of First Refusal granted herein is personal to Tenant and is not assignable by Tenant, nor is the Right of First Refusal applicable to the following transfers: (i) the transfer, conveyance, or sale of a directly or an indirectly held ownership interests in the Landlord for estate planning; or (ii) the transfer of the Property to a person or entity acquiring title pursuant to a foreclosure sale or by acceptance of a deed in lieu of foreclosure by a financial institution. This Right of First Refusal is subordinate and junior to the legal operation and effect of any present or future mortgage to a financial institution which now or hereafter becomes a lien on the Property. All notices pursuant to the Right of First Refusal shall delivered pursuant to the notice provisions of this Lease

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, this Lease is duly executed and entered into as of the day and year first written above.

WITNESSES:

____

____

TENANT

THE BANK OF SOUTH CAROLINA.

By: ____________________

Its: Pres / CEO

WITNESSES:

____

____

LANDLORD:

CORNER WELL INVESTMENTS, LLC

By: ____________________
H.S. Russell

Its: Manager

WBD (US) 53439152v1

<u>EXHIBIT A</u>

Deed with Restrictive Covenants

See attached.

BP1003301

PGS: 6

GRANTEE'S ADDRESS: Corner Well Investments, LLC
Attn: H.S. Russell
109 Wappoo Creek Dr, Suite 3-B
Charleston, SC 29412

STATE OF SOUTH CAROLINA	)	LIMITED WARRANTY DEED
	)	OF REAL PROPERTY
COUNTY OF CHARLESTON	)	

THIS LIMITED WARRANTY DEED, executed to be effective as of the 15th day of June 2021 by **WELLS FARGO BANK, N.A.**, a national banking association, successor in interest by merger to The South Carolina National Bank ("Grantor"), to **CORNER WELL INVESTMENTS, LLC** ("Grantee").

WITNESSETH:

KNOW ALL BY THESE PRESENTS THAT IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Grantor paid by Grantee, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor, subject to the conditions, restrictions, easements, limitations and reservations set forth below, has granted, bargained, sold and released, and by these presents does grant, bargain, sell and release unto Grantee, the following real property (the "Property"):

SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

TOGETHER with all and singular the rights, members, hereditaments and appurtenances to the Property belonging or in any wise incident or appertaining thereto;

The Property is conveyed subject to:

1. The deed restriction set forth on Exhibit B attached hereto;
2. All covenants, restrictions, easements, rights-of-way, and other matters of record;
3. Such matters as would be shown by a current survey/plat of the Property; and
4. Ad valorem real property taxes for 2021 (which Grantee assumes and agrees to pay).

TO HAVE AND TO HOLD all and singular the Property, unto Grantee and Grantee's successors and assigns, forever;

AND GRANTOR does hereby bind itself and its successors and assigns, to warrant and forever defend all and singular said Property unto Grantee and Grantee's successors and assigns from and against any claims by, under or through Grantor and Grantor's successors and assigns.

WITNESS the Hand and Seal of the Grantor as of the 15th day of June 2021.

Signed, sealed, and delivered in the presence of:

Karen M. Lilman
(Witness #1)

John K Edie
(Witness #2) (Notary Public)

Wells Fargo Bank, N.A., a national banking association*

By: [signature]
Brian A. Amick, Vice President

STATE OF SOUTH CAROLINA

COUNTY OF Lexington

ACKNOWLEDGEMENT

I, a Notary Public of the County and State aforesaid, do hereby certify that Brian A. Amick, a Vice President of Wells Fargo Bank, National Association, a national banking association, personally appeared before me this day, and acknowledged the execution of the foregoing instrument.

Witness my hand and official seal this 14th day of June 2021.

John K Edie
Notary Public
My commission expires: 10/15/2028

(NOTARY SEAL) JOHN K. EDIE NOTARY PUBLIC SOUTH CAROLINA

EXHIBIT A

ALL of that piece, parcel, or tract of land situate, lying and being in the City of Charleston, South Carolina and described as follows:

BEING the entire contents of Tract 2 as shown by that certain "Subdivision Plat of 25.576 acres owned by Greenwood Development Corporation located in the City of Charleston, James Island, Charleston County, South Carolina" dated February 27, 1980, revised October 2, 1980, prepared by G. Robert George and Associates, Inc., said plat being recorded in Plat Book AR, Page 31, in the Office of the Register of Mesne Conveyance for Charleston County, South Carolina, said property being more particularly described as follows:

BEGINNING at an iron pipe upon the North side of the right-of-way (as widened in said area) of S.C. Route 700 (Maybank Highway), which point is located at the Southwest corner of Tract 3 and the Southeast corner of Tract 2 herein conveyed, and proceeding thence N 87°29'31" W 138.35 feet along the northern edge of said right-of-way to a point; which point is the beginning of the arc of a curve where Wappoo Creek Drive on said plat intersects with S.C. Route 700; thence following the arc of said curve which arc has a radius of 42 feet, subtending an angle of 90° and measuring 65.97 feet to a point on the Eastern edge of Wappoo Creek Drive; thence proceeding N 2°30'29" E along the eastern edge of Wappoo Creek Drive 171 feet to a point where Wappoo Creek Drive curves eastward along an arc having a radius of 25 feet subtending an angle of 90° and measuring 39.27 feet to a point on the southern edge of Wappoo Creek Drive; thence proceeding along the southern edge of Wappoo Creek Drive S 87°29'31" E 39.98 feet to a point; thence following curves in the southern edge of the right-of-way of Wappoo Creek Drive 85.08 feet along an arc with a radius of 125 feet subtending an angle of 39° and along an arc of 43.35 feet with a radius of 175 feet subtending an angle of 14°11'30" to a point which is at the Northeast corner of said Tract 2 and the Northwest corner of Tract 3 on said plat; thence proceeding South 2°30'29" West along the western edge of Tract 3 shown on said plat (said line being shown on said plat as having a course of N 2°30'29" E) 187.29 feet to the point of BEGINNING.

Being the same property conveyed to South Carolina National Bank by deed of Greenwood Development Corporation dated February 27, 1981, and recorded March 6, 1981, in Book V124 at Page 219 in the R.M.C. Office for Charleston County, South Carolina.

TMS #424-01-00-011

EXHIBIT B

"**Affiliated Entity**" means any entity that controls, is controlled by, or is under common control with Grantor, including successors by merger, acquisition, or otherwise. "**Financial Services Business**" means a state or national bank; a savings bank; a credit union; a savings and loan institution; a finance company; an industrial bank; a mortgage company a securities broker or dealer; a trust company; an investment advisor; a wealth manager; and any other business in the financial services industry that accepts deposits; originates loans; cashes checks; provides automated teller machine services; offers trust services; sells stocks, bonds, or mutual funds; provides investment advice; or offers wealth management services. No entity or person other than Grantor or an Affiliated Entity may conduct a Financial Services Business from the Property (the "**Financial Use Restriction**"). In addition, Grantee shall not permit, allow, or install at the Property any type of signage, whether pylon, monument, plaque, or otherwise, and whether or not interior or exterior, that includes the name or logo of any Financial Services Business other than Grantor (the "**Signage Restriction**"). The Financial Use Restriction and the Signage Restriction are binding upon Grantee and Grantee's successors and assigns; are deemed to be covenants that touch and concern the land and run with the land; are for the benefit of Grantor and its successors and assigns and its properties located within the same county and state in which the property is located (as well as the counties adjacent thereto); and expire two years after the recording date of this Deed. Grantee acknowledges that a breach of the Financial Use Restriction or the Signage Restriction will cause irreparable damage to Grantor, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law for such breach will be inadequate. Therefore, if Grantee breaches the Financial Use Restriction or the Signage Restriction, then in addition to any other remedy that might be available at law or in equity, (i) Grantor shall be entitled to specific performance and injunctive relief without the necessity of proving that actual damages are not an adequate remedy and (ii) Grantee shall not raise the defense that there is an adequate remedy at law.

STATE OF SOUTH CAROLINA)
COUNTY OF ~~ANDERSON~~ Charleston) AFFIDAVIT FOR TAXABLE OR EXEMPT TRANSFERS
)

PERSONALLY appeared before me the undersigned, who being duly sworn, deposes and says:

1. I have read the information on this affidavit and I understand such information.

2. The property being transferred is located at 1730 Maybank Hwy, Charleston, South Carolina, bearing Anderson County TMS #424-01-00-011, and being transferred by Wells Fargo Bank, National Association, to Corner Well Investments, LLC, on June 15, 2021.

3. Check one of the following: The deed is

(a) X subject to the deed recording fee as a transfer for consideration paid or to be paid in money or money's worth.

(b) ____ subject to the deed recording fee as a transfer between a corporation, a partnership, or other entity and a stockholder, partner, or owner of the entity, or is a transfer to a trust or as a distribution to a trust beneficiary.

(c) ____ exempt from the deed recording fee because (See Information section of affidavit): ____________.

(If exempt, please skip items 4-7, and go to item of this affidavit.)

If exempt under exemption #14 as described in the Information section of this affidavit, did the agent and principal relationship exist at the time of the original sale and was the purpose of this relationship to purchase the realty: Check Yes _____ or No _____

4. Check one of the following if either item 3(a) or item 3(b) above has been checked (See Information section of this affidavit.):

(a) X The fee is computed on the consideration paid or to be paid in money or money's worth in the amount of $1,512,500.00.

(b) ____ The fee is computed on the fair market value of the realty which is ____________.

(c) ____ The fee is computed on the fair market value of the realty as established for property tax purposes which is ____________.

5. Check Yes _____ or No X to the following: A lien or encumbrance existed on the land, tenement, or realty before the transfer and remained on the land, tenement, or realty after the transfer. If "Yes," the amount of the outstanding balance of this lien or encumbrance is: ____________.

6. The deed recording fee is computed as follows:

(a)	Place the amount listed in item 4 above here:	$1,512,500.00
(b)	Place the amount listed in item 5 above here:	$0.00
(c)	Subtract Line 6(b) from Line 6(a) and place result here:	$1,512,500.00

7. The deed recording fee due is based on the amount listed on Line 6(c) above and the deed recording fee due is: $5,596.25 (State Stamps: $3,932.50; County Stamps: $1,663.75).

8. As required by Code Section 12-24-70, I state that I am a responsible person who was connected with the transaction as: a Vice President of Grantor.

9. I understand that a person required to furnish this affidavit who willfully furnishes a false or fraudulent affidavit is guilty of a misdemeanor and, upon conviction, must be fined not more than one thousand dollars or imprisoned not more than one year, or both.

[signature]
Brian A. Amick, Vice President

SWORN to before me this 14th day of June 2021.

[signature]
Notary Public for South Carolina
My Commission Expires: 10/18/2028

JOHN K. EDIE NOTARY PUBLIC SOUTH CAROLINA (NOTARY SEAL)

RECORDER'S PAGE

***NOTE*: This page MUST remain with the original document**

Filed By:
HELLMAN YATES & TISDALE

105 BROAD STREET, 3 FLOOR
CHARLESTON SC 29401 (BOX)

MAKER:
WELLS FARGO BK AL

Note:

RECIPIENT:
CORNER WELL INVS

Original Book:

Original Page:

RECORDED

Date:	June 16, 2021	
Time:	3:38:32 PM	
Book	Page	DocType
1003	301	Deed

Michael Miller, Register
Charleston County, SC

# of Pages:	6
Recording Fee	$ 15.00
State Fee	$ 3,932.50
County Fee	$ 1,663.75
Extra Pages	$ -
Postage	$ -
Chattel	$ -
TOTAL	$ 5,611.25

DRAWER	Drawer 2
CLERK	SLW

AUDITOR STAMP HERE
RECEIVED From ROD
Jun 29, 2021
Peter J. Tecklenburg
Charleston County Auditor

PID VERIFIED BY ASSESSOR
REP JBA
DATE 06/30/2021
4

1003
Book

301
Page

06/16/2021
Recorded Date

6
Pgs

Original Book

Original Page

D
Doc Type

15:38:32
Recorded Time